UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2021 (January 29, 2021)

TERRA INCOME FUND 6, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	814-01136 (Commission File Number)	46-2865244 (I.R.S. Employer Identification No.)

550 Fifth Avenue, 6th Floor New York, New York 10036 (Address of principal executive offices, including zip code)

(212) 753-5100 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.	Other Events.

On January 29, 2021, Terra Income Fund 6, Inc., a Maryland corporation (the “Company”), filed Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form N-2 (333-251166) with the Securities and Exchange Commission in which the following recent developments were set forth:

Axar Terra, LLC (“Axar Terra”), the indirect parent of Terra Income Advisors, LLC (“Terra Income Advisors”), the investment adviser to the Company, is contemplating a proposed recapitalization transaction (the “Recapitalization”). The Recapitalization could potentially result in an “assignment” of the investment advisory and administrative services agreement between the Company and Terra Income Advisors (the “Investment Advisory Agreement”) within the meaning of the Investment Company Act of 1940, as amended, because of the indirect transfer of a controlling block of the voting securities of Axar Terra. The Recapitalization will not result in any change in the Company’s investment strategy or its management personnel or that of Terra Income Advisors, or day-to-day management of Terra Income Advisors. The Recapitalization is subject to a number of closing conditions, including the consent of the members of Axar Terra and the approval by the Company’s stockholders of a new Investment Advisory Agreement between the Company and Terra Income Advisors. The Company expects that the terms and conditions of any such new Investment Advisory Agreement would be identical to those contained in the Company’s existing Investment Advisory Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INCOME FUND 6, INC.

Date:	January 29, 2021	By:	/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary